Exhibit 10.217

March 19, 2003

Craig W. Carlson

Chief Operating Officer and

Chief Financial Officer

Cygnus, Inc.

400 Penobscot Drive

Redwood City, CA 94063

Dear Craig:

This letter confirms that Sankyo will purchase product in accordance with the amounts and timing specified on the attached binding forecast for the period April 1, 2003 – March 31, 2004 (Exhibit A) at the prices and under the payment terms set forth in our Sales, Marketing and Distribution Agreement and Supply Agreement.

Sincerely,

/s/ John Gargiulo

John Gargiulo
VP Marketing and Commercial Operations
Sankyo Pharma Inc.

EXHIBIT A

GlucoWatch Biographer Forecast

As of : 3/13/03

	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04
Starter Kits	0	0	0		4,888	4,637	5,072	5,526	6,999	7,213
Autosensors	0	82,716	206,046	233,515	304,363	318,153	336,790	372,805	477,783	495,312
Samples – Kits	0	0	0	6,300	0	0	2,100	0	0	2,100
Samples – autosensors	0	28,800	0	9,600	0	0	9,600	0	0	9,600
Anaylyzers	0	0	0	0	2,444	2,318	2,536	2,763	3,499	3,606